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                                                                    Exhibit 10.4

                   FORM OF DEFERRED COMPENSATION AGREEMENT

               THIS DEFERRED COMPENSATION AGREEMENT dated this      day of
                , by and between Commerce National Bank, a national association
("Employer"); and                   ("Employee").

                                    RECITALS
                                    --------

               WHEREAS, Employee has been employed by Employer beginning on
                 ; and

               WHEREAS, the services of Employee and Employee's experience and knowledge of the affairs of Employer are extremely valuable to Employer; and

               WHEREAS, Employer desires that Employee remain in its service, wishes to continue to receive the benefit of Employee's knowledge and experience, and is willing to offer Employee an incentive in the form of deferred compensation.

                                    AGREEMENT
                                    ---------

               NOW, THEREFORE, the parties hereto agree as follows:

I.             EMPLOYMENT DUTIES AND COMPENSATION.

               Employee shall remain in the employ of Employer with Employee's duties, compensation and terms of employment in that capacity to be such as may be determined from time to time by Employer's President and Employer's Board of Directors or Compensation Committee of the Board of Directors (collectively referred to as the "Board") until such employment is terminated by either Employer or Employee. In addition to Employee's compensation as determined by the President, Employee shall further be entitled to such amounts as are provided hereinafter.

II.            DEFERRED COMPENSATION AMOUNT.

               A. Employer may credit an amount of deferred compensation to the account for Employee's benefit in such amounts and at such times as determined in the sole discretion of the Board. Employer shall maintain the account on its records designated as the Deferred Compensation Account for Employee. Employee shall be informed in writing by employer of the amount of deferred compensation, if any, and the time as of which such deferred compensation is credited to Employee's Deferred Compensation Account. Any amounts of deferred compensation credited to Employee's Deferred Compensation Account may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities, a policy or policies of life insurance on Employee's life, or any other assets which Employer is legally permitted to invest in, or such amounts may be used by Employer in connection with the operation of its business, as may be determined by the Board.




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               B. As of the date of this agreement, such deferred compensation amount shall be equal to the annual increase in the cash surrender value of the
life insurance policy number   , issued by Northwestern Mutual Life Insurance
Company on Employee's life. This amount of deferred compensation may be amended by action of the Board.

               C. As an investment of Employee's Deferred Compensation Account, the Board may direct Employer to purchase a policy of life insurance on the life of the Employee. In the event that such a life insurance policy is purchased for purposes of this Agreement, Employer shall be the applicant, owner and beneficiary of the policy. Employer shall have all rights under the policy and all incidents of ownership under the policy. Employer, at its option, may assign all or a portion of the death benefits under the policy.


III.           PAYMENT OF DEFERRED COMPENSATION AT AGE 65.

               Upon Employee's attainment of age 65, Employer shall pay Employee deferred compensation in ten (10) annual installments commencing on the date of Employee's attainment of age 65, with the amount of such annual payment determined to be the greater of the amount under A or B as follows:

               A. An amount equal to one-tenth (1/10) of the amount credited to Employee's Deferred Compensation Account plus interest, if any, upon the date Employee attains age 65, payable in such installments commencing upon Employee's attainment of age 65 and upon the annual anniversary date of Employee's 65th birthday for each of the succeeding nine (9) years until all ten (10) annual installments have been paid. The interest credited to the Employee's Deferred Compensation Account shall be determined on the first day of January of each year and shall be equal to the interest rate paid by Commerce National Bank on a five-year certificate of deposit.

               B. An amount equal to the before tax equivalent of the maximum level amount of loans and/or dividend surrenders which Employer can take for a period of ten (10) years from the cash value, if any, of any life insurance policy purchased by Employer on Employee's life as an investment for purposes of this Deferred Compensation Agreement. The maximum level of loans and/or dividend surrenders shall be determined on the date the Employee attains age 65 assuming that interest on the loans is added to principal and that premiums due on the policy are also paid by premium loan and/or dividend surrender. Payments to Employee shall commence upon his attainment of age 65 and shall be made annually on the anniversary of Employee's birthday for each of the succeeding nine (9) years until all ten (10) installments have been paid.



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Employee's right to payment of deferred compensation under this paragraph III shall be determined solely with reference to Employee's attainment of age 65. Employee's right to such payments shall not be affected in any way by Employee's continued employment beyond attainment of age 65.

IV. PAYMENT OF DEFERRED COMPENSATION UPON TERMINATION OF EMPLOYMENT PRIOR TO AGE 65.

               Upon Employee's termination of employment after December 31, 2007 and prior to Employee's attainment of age 65, Employer may, in the sole discretion of the Board, pay Employee deferred compensation in ten (10) annual installments commencing on any date following the date of Employee's termination of employment with Employer with the amount of such annual payment determined to be the greater of the amounts under A or B as follows:

               A. An amount equal to one tenth (1/10) of the amount credited to Employee's Deferred Compensation Account plus interest, if any, upon the date which the Board, in its discretion, elects to commence payments under this paragraph IV, payable in such installments commencing upon any such date as may be elected by the Board to commence payments and upon the annual anniversary of such date for each of the succeeding nine (9) years until all ten (10) annual installments have been paid. The interest credited to the Employee's Deferred Compensation Account shall be determined on the first day of January of each year and shall be equal to the interest rate paid by Commerce National Bank on a five-year certificate of deposit.

               B. An amount equal to the before tax equivalent of the maximum level amount of loans and/or dividend surrenders which Employer can take for a period of ten (10) years from the cash value, if any, of any life insurance policy purchased by Employer on Employee's life as an investment for purposes of this Deferred Compensation Agreement. The maximum level of loans and/or dividend surrenders shall be determined on the date Employee terminates employment with Employer assuming that interest on the loans is added to principal and that premiums due on the policy are also paid by premium loan and/or dividend surrender. Payments to Employee shall commence on the date determined by the Board and shall be made annually on the anniversary of said date for each of the succeeding nine
                       (9) years until all ten (10) installments have been paid.

Payment of deferred compensation under this paragraph IV is subject to the sole, absolute discretion of the Board. Employer is under no obligation to make any payment to Employee unless Employee remains an employee of Employer on a full time basis for a period of ten years from the date of this agreement.



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V.             PAYMENT OF DEFERRED COMPENSATION IN EVENT OF EMPLOYEE'S TOTAL AND
               PERMANENT DISABILITY.

               In the event of Employee's total and permanent disability prior to commencement of payments provided under paragraph III or IV, Employer shall pay Employee the deferred compensation in the same amount and the same manner and schedule as set forth in paragraph IV. Employee shall be deemed to have incurred a total and permanent disability if Employee satisfies all requirements and conditions to qualify as totally disabled as defined by Employer's group long term disability insurance plan and policy.

VI. PAYMENT OF DEFERRED COMPENSATION IN EVENT OF EMPLOYEE'S DEATH WHEN EMPLOYEE HAS COMMENCED RECEIVING PAYMENTS UNDER PARAGRAPHS III, IV OR V.

               In the event of Employee's death when Employee has commenced receiving payments under Paragraph III, IV or V, Employer shall pay Employee's designated beneficiary compensation in annual installments with the amount and time of such annual payment determined pursuant to A or B as follows:

               A. If Employee was receiving payments of deferred compensation determined under paragraph III(A), IV(A) or V was established pursuant to IV(A), then such payment amounts shall be continued, on the payment dates as determined for purposes of paragraph III, IV or V. The annual payments shall be continued to Employee's designated beneficiary for the balance of the ten (10) year period determined for the Employee for purposes of paragraph III, IV or V until all ten (10) annual installments have been paid to either Employee or his designated beneficiary.

               B. If Employee was receiving deferred compensation under paragraph III(B), IV(B) or V, if the payment amount under paragraph V was established pursuant to paragraph IV(B), then deferred compensation payments shall be continued to the Employee's designated beneficiary for the Employee for purposes of paragraph III, IV or V until all ten (10) annual installments have been paid to either Employee or his designated beneficiary.


VII. PAYMENT OF DEFERRED COMPENSATION IN EVENT OF EMPLOYEE'S DEATH WHEN EMPLOYEE HAS NOT COMMENCED RECEIVING PAYMENTS UNDER PARAGRAPHS III, IV, OR V.

               In the event of Employee's death prior to commencement of payment to him of any benefits under paragraph III, IV or V above, Employee's designated beneficiary shall be entitled to receive the death benefit, if any, payable under any life insurance policy which Employer may have purchased as an investment for purposes of this Agreement,



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subject to the provisions of the Split-Dollar Life Insurance Agreement attached hereto as Exhibit "A".

VIII.          NO DUPLICATION OF DEFERRED COMPENSATION.

               Deferred compensation shall not be paid to Employee, or to his designated beneficiary, under more than one of the following paragraphs of this
Agreement: III, IV, V, VI or VII.


IX.            DESIGNATED BENEFICIARY.

               For purposes of paragraphs III, IV, V and VI of this Agreement, the designated beneficiary shall be as specified in Exhibit "B" attached to this Agreement. Employee may change the designated beneficiary by notice in writing to Employer at any time. If the designated beneficiary shall have died, whether prior to Employee's death or after commencement of payments to the designated beneficiary, any remaining payments shall be paid to Employee's estate which shall be deemed to be the Employee's designated beneficiary. For purposes of paragraph VII of this Agreement, the designated beneficiary shall be the direct or contingent beneficiaries specified by Employee in accordance with paragraph 2 of the Split-Dollar Life Insurance Agreement attached hereto as Exhibit "A".

X.             PROHIBITION AGAINST ASSIGNMENT.

               Except as hereinabove otherwise expressly provided, Employee agrees on behalf of himself and on behalf of his personal representatives, heirs, legatees, distributees and any other person or persons claiming any benefits under him by virtue of this Agreement, that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Employee or any personal representative, heir, legatee, distributee or other person claiming under Employee by virtue of this Agreement and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, or hypothecation or other disposition of this Agreement or of such rights, interests and benefits contrary to the foregoing provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect and Employer shall have no further liability hereunder.


XI.            NOTICES AND ELECTIONS.

               Any notice or election to be given hereunder shall be sent by certified mail, return receipt requested, to Employer at its registered office and to Employee at such address as is carried on the records of Employer. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof. The effective date of any such notice shall be the date of mailing, as determined by postmark.


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XII.           FUNDS

               Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, a fund, or fiduciary relationship between Employer and Employee, his designated beneficiary or any other person. Any funds, including all investments and any life insurance policies, used to provide payment under this Agreement shall be a part of the general funds and assets of Employer and subject to the claims of general creditors and no person other than Employer shall by virtue of the provisions of this Agreement have any right, interest or title in such funds. To the extent that any person acquires a right to receive payments from Employer under this Agreement, such right shall be not greater than the right of any unsecured general creditor of Employer. Benefits provided by this Agreement are separate from and unrelated to the proceeds or value of any insurance policy purchased by Employer to fund this Agreement. Employee shall not have any present right or interest in, nor any deferred claim to, or beneficial ownership of, any insurance policy held by Employer to provide the benefits under this Agreement.

XIII.          EFFECT UPON EMPLOYMENT RELATIONSHIP.

               Nothing in this Agreement shall be construed as granting Employee the right to be continued in the employment of Employer, or as a limitation on the right of Employer to terminate the employment of Employee at any time.

XIV.           CHANGE IN CONTROL

               Upon the occurrence of a change in control of Employer as hereinafter defined, all amounts accumulated in Employee's Deferred Compensation Account shall immediately vest and shall be immediately payable to Employee. Employee, in his sole discretion, may elect to receive the transfer of the ownership of the life insurance policy on his life as payment and total satisfaction of all amounts due under this agreement.

               For purposes of this agreement, the term "Change in Control" in ownership of Employer shall mean and shall be deemed to have occurred if (i) any person, as such term is used in Section 13 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Employer representing thirty percent (30%) or more of the combined voting power of Employer's then outstanding securities, or (ii) there commences a tender offer for securities of Employer which, if successful, would result in any person becoming the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly of securities of the Bank representing thirty percent (30%) or more of the combined voting power of Employer's then outstanding securities, or (iii) there is a consolidation or combination of Employer with, or merger of Employer into or with, any other company and the stockholders of Employer prior to such consolidation, combination or merger are not beneficial owners (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of a company that, directly or indirectly


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owns one hundred percent (100%) of Employer, representing more than seventy percent (70%) of the combined voting power of such controlling company, or (iv) there is an acquisition of Employer or of all or substantially all of the assets of Employer by another person, company or entity.


XV.            BINDING EFFECT.

               This Agreement shall be binding upon and inure to the benefit of any successor of Employer and any such successor shall be deemed substituted for Employer under the terms of this Agreement. As used in this Agreement, the term "successor" shall include the person, firm, corporation, or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets of business of Employer.


XVI.           GOVERNING LAW.

               This Agreement shall be interpreted, construed, enforced, and performed in accordance with the laws of the State of Ohio.


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                              COMMERCE NATIONAL BANK


                                              BY:
                                                 ------------------------------
                                                 Thomas D. McAuliffe

                                              Title:    President
                                                    ----------------------------

                                              EMPLOYEE:


                                              ---------------------------------



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                                   EXHIBIT "A"

                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT
                      -------------------------------------

               THIS AGREEMENT is entered into this ____ DAY OF ________, 199_, by and between Commerce National Bank, a national association ("Employer"), and _________________ ("Employee").

                                    RECITALS
                                    --------

               WHEREAS, Employee is a valued employee of Employer and Employer wishes to retain him in its employ, and

               WHEREAS, Employer, as an inducement to such continued employment, wishes to assist Employee with his personal life insurance program.

                                    AGREEMENT
                                    ---------

               NOW, THEREFORE, Employer and Employee agree as follows:

               1. The life insurance policy with which this Agreement deals is
Policy Number    ("Policy") issued by The Northwestern Mutual Life Insurance
Company ("Northwestern") on the life of Employee. Employer shall be the sole owner of the Policy and the direct beneficiary of the greater of an amount of the death proceeds equal to (a) the cash value of the Policy as of the date of death of the Employee to which premiums have been paid, or (b) the aggregate premiums paid to Northwestern by Employer with respect to the Policy. Any indebtedness on the Policy will first be deducted from the proceeds payable to Employer. Also, any collateral assignment made by the Employer will be deducted from the proceeds payable to it.

               2. Employee shall have the right to designate and change the direct and contingent beneficiaries of any remaining proceeds and to elect and change a payment plan for such beneficiaries. Any assignment of the proceeds by Employee shall apply only to said remaining proceeds.

               3. The entire premium on the Policy shall be paid by Employer as it becomes due.

               4. Policy dividends shall be applied to purchase paid-up additional insurance protection.

               5. This Agreement may be terminated by either party hereto, with or without the consent of the other, by giving notice of termination in writing to the other party. This Agreement shall terminate automatically upon Employee's attainment of age 65 or upon termination of Employee's employment with Employer for any reason whatsoever other than the Employee's death.


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               6. This Agreement shall bind Employer and its successors and assigns, Employee and his heirs, executors, administrators and assigns, and any Policy beneficiary.

               7. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                       (a) The Employer is hereby designated as the "named fiduciary" under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

                       (b) The Employer shall make all determinations concerning rights to benefits under this Agreement. Any decision by the Employer denying a claim by Employee or any other beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to Employee or such other beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Employer's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Employer shall afford a reasonable opportunity to Employee or such other beneficiary for a full and fair review of the decision denying such claim.

               IN WITNESS WHEREOF, the parties have executed this agreement on the date first above written.

In the presence of:                      COMMERCE NATIONAL BANK


                                         By:
---------------------------------           ------------------------------------
                                            Thomas D. McAuliffe

                                         Title:    President
---------------------------------                 ------------------------------

                                         EMPLOYEE:


                                         ---------------------------------------



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                                   EXHIBIT "B"

                                       TO

                         DEFERRED COMPENSATION AGREEMENT
                                     BETWEEN

                             COMMERCE NATIONAL BANK

                                       AND

                                _________________



My Beneficiary is:





Date:  DECEMBER 31, 1997




------------------------------



Witnesses:

------------------------------

------------------------------


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